Exhibit 99.1

Last Updated 2/1/2006
Pinnacle West Capital Corporation
Quarterly Consolidated Statistical Summary
Periods Ended December 31, 2005 and 2004
List of Contents
2005 Fourth Quarter Summary
2005 Year-to-Date
2004 by Quarter
2003 by Quarter
2002 by Quarter
Quarters may not sum to totals due to rounding.
Certain current and prior-year amounts have been reclassified to conform to current-period presentation.
The definitions of terms used in this statistical summary are contained in the “Glossary of Terms” on the Pinnacle West website at:
http://www.pinnaclewest.com/files/investors/2005Q4QuarStatsGloss.pdf
This statistical data may be graphed in various quarterly or annual comparisons using the “Interactive Charts” tool on the Pinnacle West website at:
http://www.pinnaclewest.com/main/pnw/investors/financials/quarterly/landing.html